Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333- 259784 and 333-288428 on Form S-3 and Registration Statement Nos. 333-222937 and 333-279981 on Form S-8 of our reports dated February 26, 2026, relating to the financial statements of Victory Capital Holdings, Inc. and the effectiveness of Victory Capital Holdings, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 26, 2026